UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 8, 2008

Trans-India Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33127	20-5063512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

(312) 922-1980

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 922-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) and (b) On February 8, 2008, Craig P. Colmar resigned as a member of the Board of Directors of Trans-India Acquisition Corporation (the “Company”). Mr. Colmar remains Treasurer and Secretary of the Company. Also on February 8, 2008, Nalluru Murthy resigned as Executive Vice President of the Company. Mr. Murthy remains as a director of the Company and was appointed by the Company’s Board of Directors to serve as a member of the Company’s Audit Committee effective February 8, 2008.

The Company requested the above changes from Mr. Colmar and Mr. Murthy as a means of satisfying the American Stock Exchange’s continuing listing requirements with respect to Board of Directors and Audit Committee, including independence pursuant to the American Stock Exchange Company Guide. Specifically, Mr. Colmar’s resignation as a director will cause the Company to have a majority of independent directors. Mr. Murthy’s resignation as an officer, combined with the determination by the Company’s Board of Directors that his service on the Company’s Audit Committee is in the best interests of the Company and its stockholders and will enable the Company to meet the requirement that its Audit Committee consist of three members. While Mr. Murthy may not be considered independent under Section 121A of the American Stock Exchange Company Guide, he is considered by the Company to be independent under Rule 10A-3 of the Securities Exchange Act of 1934. As such, the Company relied on Section 121B(2)(b) of the American Stock Exchange Company Guide to appoint Mr. Murthy to the Audit Committee. Following the Company’s initial public offering, the Company relied upon an exemption for newly-public companies from certain board composition requirements for a period of one year, and disclosed that it intends to identify an additional independent director to serve on its Audit Committee by February 8, 2008. Until Mr. Murthy’s appointment, the Company’s Audit Committee consisted of two independent members, Narayannan Vaghul and Sarath Naru.

On February 11, 2008, the Company announced the above changes in the Board of Directors and management of the Company. The press release is attached to this report as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2008

TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ CRAIG COLMAR
Name:	Craig Colmar
Title:	Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 11, 2008.